EXTENSION TO CERTIFICATE PURCHASE AGREEMENT

THIS EXTENSION TO CERTIFICATE PURCHASE AGREEMENT (this "Extension") dated as of February 20, 2004, is entered into among NAVISTAR FINANCIAL SECURITIES CORPORATION, as seller (the "Seller"), NAVISTAR FINANCIAL CORPORATION, as servicer (the "Servicer"), KITTY HAWK FUNDING CORPORATION, as conduit purchaser and assignee of RECEIVABLES CAPITAL CORPORATION (the "Conduit Purchaser"), BANK OF AMERICA, NATIONAL ASSOCIATION, as a committed purchaser (the "Committed Purchaser") and BANK OF AMERICA, NATIONAL ASSOCIATION, as administrative agent for the Purchasers (in such capacity, the "Adminstrative Agent").

RECITALS

A.  The Seller, the Servicer, the Conduit Purchaser, the Committed Purchaser and the Administrative Agent are parties to that certain Certificate Purchase Agreement, dated as of January 28, 2000 (as amended, supplemented or otherwise modified through the date hereof, the "Agreement").

B.  Such parties desire to modify the Purchase Expiration Date under (and as defined in) the Agreement in accordance with Section 2.04 of the Agreement.

C.  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Extension. The Purchase Expiration Date is extended to February 17, 2005, or, if earlier, the date specified in clause (ii) of the definition of Purchase Expiration Date in the Agreement as originally executed. This extension of the Purchase Expiration Date shall be given effect as of January 20, 2004, so the Revolving Period (as defined in the Series Supplement referred to in the Agreement) will be deemed not to have ended as a result of the occurrence of the Purchase Expiration Date (before giving effect to this Extension); provided, that, for purposes of calculating the Non-Use Fee pursuant to the Fee Letter, the period beginning on and including January 21, 2004 and ending on but excluding February 19, 2004 shall not be deemed to fall within the Revolving Period.

2.  Effect of Extension. All provisions of the Agreement, as extended by this Extension, remain in full force and effect. After this Extension becomes effective, all references in the Agreement to "this Agreement", "hereof', "herein" or words of similar effect referring to the Agreement in the Agreement or in any other document relating to the Seller's securitization program shall be deemed to be references to the Agreement as extended by this Extension. This Extension shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

3.  Counterparts. This Extension may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

4.  Governing Law. This Extension shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of law.

5.  Section Headings. The various headings of this Extension are inserted for convenience only and shall not affect the meaning or interpretation of this Extension or the Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties have caused this Extension to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NAVISTAR FINANCIAL SECURITIES CORPORATION
 as Seller

By:       /s/ ANDREW J. CEDEROTH
Name:       Andrew J. Cederoth
Title:         V.P. & Treasurer

NAVISTAR FINANCIAL CORPORATION

By:      /s/  ANDREW J. CEDEROTH
Name:       Andrew J. Cederoth
Title:         V.P. & Treasurer

KITTY HAWK FUNDING CORPORATION,
as Conduit Purchaser

By:     /s/  JILL A. GORDON
Name:      Jill A. Gordon
Title:        Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION
 as Committed Purchaser

By:    /s/  WILLEM VAN BEEK
Name:     Willem Van Beek
Title:        Principal

BANK OF AMERICA, NATIONAL ASSOCIATION
as Administrative Agent

By:  /s/   WILLEM VAN BEEK
Name:     Willem Van Beek
Title         Principal:

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